Exhibit 99.1

                    American Retirement Corporation
         Reports Third Quarter and Year-to-Date 2005 Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 3, 2005--American
Retirement Corporation:

    -- Reported diluted earnings per share of $.13 for the third quarter versus a First Call estimate of $.12.

    -- Free cash flow increased 123% for the third quarter to $5 million versus the prior year.

    -- Occupancy averaged 94%, up from 93% for last year's third quarter.

    --  Completed acquisition of eight Epoch communities.

    American Retirement Corporation (NYSE: ACR) today reported third quarter 2005 diluted earnings of $.13 per share, compared with a loss of $.27 per share for the prior year's third quarter.
    Bill Sheriff, Chairman, President and CEO of the company, commented, "The third quarter was another successful period for us. We announced a large acquisition (which we closed yesterday), signed a new management contract on a CCRC, continued to free up restricted cash and had solid operating results. As announced today in a separate release, we closed on the acquisition of the eight Epoch communities yesterday. The transaction fits well with our current portfolio and will be immediately accretive. We also completed transactions during the quarter that released $9 million of restricted cash and we used those funds, plus the company's positive cash flow, to improve our balance sheet and to fund development. We started the construction on a number of community expansions and will begin the construction of several new communities during the fourth quarter."
    "Again, our operations showed strong year over year increases in revenue and operating contribution with occupancies holding strong and ancillary services expanding nicely. We have been fortunate with Hurricanes Rita and Wilma. We had no harm to residents or associates and relatively little property damage. We did incur about $350,000 of increased operating expenses and lost revenue related to Hurricane Rita in our Texas communities in September. For both hurricanes, our teams performed with distinction - they put the residents' safety and care above all else. We are proud of their dedication, resourcefulness and self-sacrifice."
    (All references to growth rate percentage compare the results of the current period to the prior year comparable period.)

    Financial Highlights

    -- $125 million of total revenue for the third quarter of 2005, an 11% increase.

    -- Net income of $4 million ($.13 per diluted share) versus a loss of $7 million.

    -- Community operating contribution from the Company's three business segments of $41 million, an increase of 15%.

    --  Operating income of $9 million, a 202% increase.

    Operational Highlights

    -- Occupancy was 94%, with the company's large retirement communities ending the quarter at 95% and the free-standing assisted living communities ending at 91%.

    -- Retirement Centers produced an 8% increase in average monthly revenue per occupied unit, and a 10% increase in operating contribution per occupied unit.

    -- Free-standing assisted living communities produced a 10% increase in average monthly revenue per occupied unit, and a 21% increase in operating contribution per occupied unit.

    Operating Review

    The company operates in three business segments:

    -- The Retirement Centers ("Retirement Centers") include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences.

    --  Free-standing assisted living communities ("Free-standing
        AL's") are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs.

    -- The Management Services segment includes fees from management agreements for communities owned by others, development fees and reimbursed expenses.

    The results for the Company's three operating segments for the third quarter of 2005 were as follows:



                                      Three months ended
($ in 000's)                               Sept. 30,
------------------------------------- -------------------   $      %
                                        2005      2004   Change Change
----------------------------------------------------------------------
Resident & Healthcare revenue         $123,439  $111,089 12,350    11%
----------------------------------------------------------------------
Community operating expense           $ 82,956  $ 75,825  7,131     9%
----------------------------------------------------------------------
Community operating contribution(1)   $ 40,483  $ 35,264  5,219    15%
----------------------------------------------------------------------
Community operating margin                32.8%     31.7%
----------------------------------------------------------------------
Management Services op. contribution  $    664  $    500    164    33%
----------------------------------------------------------------------

(1) The company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the company defines as revenue from the segment less operating expenses associated with that segment.


    Retirement Centers Segment

    The company's 29 Retirement Centers exhibited strong increases in revenue and operating contribution for the third quarter of 2005 as follows:



      Retirement Centers ($ in 000's): Three Months
--------------------------------------     Ended:
                                         Sept. 30,
-------------------------------------------------------    $       %
                                         2005     2004  Change  Change
----------------------------------------------------------------------
  Revenues                            $95,244  $86,526  $8,718     10%
----------------------------------------------------------------------
  Community Operating Contribution    $31,762  $28,358  $3,404     12%
----------------------------------------------------------------------
  Operating contribution margin          33.3%    32.8%
----------------------------------------------------------------------
  % Ending Occupancy                       95%      95%
----------------------------------------------------------------------



    The Retirement Center segment continued to produce strong revenue gains.

    -- Ending occupancy was 95%, level with the third quarter of 2004, though the number of occupied units increased 2% due to the acquisition of Galleria Woods in the first quarter.

    -- The Retirement Centers ended the quarter with 97% occupancy in independent living, 95% in assisted living and 88% in skilled nursing.

    -- Average monthly revenue per occupied unit increased 8% during the quarter versus the prior year to $3,695 - due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (the "Mark to Market" effect of reselling or reletting units at higher current rates) and increased ancillary services, primarily driven by the company's Innovative Senior Care therapy, education and wellness programs.

    The operating contribution for Retirement Centers was $32 million for the third quarter of 2005, and $94 million for the nine months ended September 30, 2005. This represented a $3 million or 12% increase over the prior year's third quarter and an $8 million (10%) increase over the first nine months of 2004. The Retirement Centers continue to increase the monthly operating contribution per occupied unit, attaining $1,232 per unit in the third quarter of 2005, a 10% improvement from the prior year's third quarter.

    Free-standing AL's Segment

    The company's 32 Free-standing AL's exhibited strong increases in revenue and operating contribution for the third quarter of 2005 as follows:



Free-standing AL's ($ in 000's) (1):     Three Months
---------------------------------------      Ended:
                                           Sept. 30,
---------------------------------------------------------   $      %
                                          2005     2004  Change Change
----------------------------------------------------------------------
  Revenues                             $28,195  $24,563  3,632     15%
----------------------------------------------------------------------
  Community Operating Contribution     $ 8,721  $ 6,906  1,815     26%
----------------------------------------------------------------------
  Operating contribution margin           30.9%    28.1%
----------------------------------------------------------------------
  % Ending Occupancy                        91%      88%
----------------------------------------------------------------------

(1) Includes results of 32 Free-standing AL's and excludes a non-consolidated Free-standing AL held in a joint venture.


    The revenue increase in the Free-standing AL segment of 15% to $28 million was driven by the following factors:

    -- Average occupancy for the Free-standing AL portfolio was 90% for the third quarter, up from 87% a year ago and up from 89% in the second quarter of 2005.

    -- The average monthly revenue per occupied unit increased 10% to $3,626, up from $3,304 per month in September 2004. The revenue per occupied unit increase was due to rate increases, reduced promotional allowances, increased care services and turnover of residents (the "Mark to Market" effect of reletting units at higher current rates).

    --  The increased use of ancillary services, particularly
        Innovative Senior Care therapy, education and wellness services, also contributed significantly to the revenue increase for this segment.

    The operating contribution for Free-standing AL's was almost $9 million for the third quarter of 2005 and $25 million for the first nine months of 2005. This represented a $2 million or 26% increase over the prior year's third quarter and a $7 million (37%) increase over the first nine months of 2004. The Free-standing AL's continue to increase the monthly operating contribution per occupied unit, hitting $1,122 per unit in the third quarter of 2005, a 21% improvement from the prior year's third quarter. For the nine months year-to-date, 65% of the incremental revenue from the Free-standing AL segment fell to operating contribution.

    Management Services Segment

    The company's Management Services business segment includes management contracts on six Retirement Centers and one Free-standing AL, with an aggregate capacity of 1,539 units. The Management Services segment had an operating contribution of $.7 million in the third quarter of 2005, a 33% increase from the same prior-year period. This resulted from improved performance at the managed communities. Also, at the end of the quarter, the Company took over the management of a third-party owned community, Bradford Village in Oklahoma, which we expect to contribute in future quarters.

    Financial Review

    Revenues for the quarter increased 11% to $125 million versus the prior year quarter and 10% to $365 million for the full nine months, reflecting the increased average occupied units, the incremental rate increase from new residents, rate increases to existing residents and increased ancillary services. Ancillary services revenue was over $20 million for the quarter, up from $17 million a year ago. Ancillary services revenue currently comprises 17% of total revenue.
    Community operating expenses increased 9% for the quarter versus the prior year period, while revenue increased 11%, evidencing good cost control and the low incremental cost of additional occupancy. General and administrative expenses increased 2% from the third quarter of 2004 (excluding transaction costs in 2004), reflecting the growth of the Company's business.
    Net income for the third quarter of 2005 was $4 million or $.13 per diluted share, compared with a loss of $7 million for the prior year's third quarter. Year-to-date net income was $66 million, which included the second quarter benefit of $56 million due to certain past tax benefits, and a $794,000 cost related to the second quarter payment of a debt.
    Free cash flow was $5 million for the third quarter, versus $2 million for the third quarter of 2004. For the nine months ended September 30, free cash flow was $14 million versus $7 million for the same prior year period. The primary drivers of the increased cash flow were increased operating income and entrance fee sale proceeds, net of refunds.

    2005 Earnings Outlook

    The company expects to report net earnings per diluted share of $0.48 to $0.50 for 2005, excluding the $1.69 per share effect of the tax benefit and debt repayment costs reported in the second quarter.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the company's 2005 third-quarter financial results and the other matters described above. The call will be held on Thursday, November 3, 2005 at 11:00 a.m. ET and parties may participate by either calling (877) 252-6354 or through the company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investors Welcome portion of the company's website.

    Additional Filings

    The company will file on or about November 3, 2005 a Form 8-K with the SEC which includes supplemental information relating to the company's third quarter 2005 results. This filing will also be available through the Investors Welcome section of the company's website - www.arclp.com.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 76 senior living communities in 19 states, with an aggregate unit capacity of approximately 14,300 units and resident capacity of approximately 16,000. The Company owns 27 communities (including nine communities in joint ventures), leases 43 communities, and manages six communities pursuant to management agreements. Approximately 83% of the company's revenues come from private pay sources.

    Risks of Forward Looking Statements

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the company or its management, including, without limitation, all statements regarding the company's future operating and financial expectations, all statements regarding the financial effects of the Epoch acquisition and Bradford Village management agreement, and all statements regarding planned expansions and development. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the company's significant debt and lease obligations, (ii) the company's ability to sell its entrance fee units and to increase occupancy at the company's communities (especially its Free-standing AL's), (iii) the risk that the company will be unable to improve the company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the company's ability to obtain new financing or extend and/or modify existing debt, (vii) the risk that the company will not be able to successfully integrate the Epoch and Bradford Village communities into the company's operations, (viii) the risk of changes in government reimbursement programs including caps on therapy reimbursements, and
(ix) the risk factors described in the company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the company's actual results could differ materially from such forward-looking statements. The company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



           AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                 (in thousands, except per share data)

                                  Three months ended     Increase
                                     September 30,       (Decrease)
                                  ------------------- ----------------
                                    2005      2004        $       %
                                   --------  --------  ------- -------
Revenues:
  Resident and health care        $123,439  $111,089  $12,350    11.1%
  Management services                  664       500      164    32.8%
  Reimbursed expenses                  646       460      186    40.4%
                                   --------  --------  ------- -------
    Total revenues                 124,749   112,049   12,700    11.3%

Operating expenses:
  Community operating expenses      82,956    75,825    7,131     9.4%
  General and administrative         7,360     8,400   (1,040)  -12.4%
  Lease expense                     15,014    15,100      (86)   -0.6%
  Depreciation and amortization      9,019     8,488      531     6.3%
  Amortization of leasehold
   acquisition costs                   588       735     (147)  -20.0%
  Loss on sale of assets               121        48       73   152.1%
  Reimbursed expenses                  646       460      186    40.4%
                                   --------  --------  ------- -------
    Total operating expenses       115,704   109,056    6,648     6.1%
                                   --------  --------  ------- -------

    Operating income                 9,045     2,993    6,052   202.2%

Other income (expense):
  Interest expense                  (4,228)   (8,400)   4,172    49.7%
  Interest income                    1,567       718      849   118.2%
  Other                                340       257       83    32.3%
                                   --------  --------  ------- -------
    Other expense, net              (2,321)   (7,425)   5,104    68.7%
                                   --------  --------  ------- -------

    Income (loss) before income
     taxes and minority interest     6,724    (4,432)  11,156   251.7%

Income tax expense                   2,151     2,501     (350)  -14.0%
                                   --------  --------  ------- -------

    Income (loss) from continuing
     operations before minority
     interest                        4,573    (6,933)  11,506   166.0%

Minority interest in (earnings)
 losses of consolidated
 subsidiaries, net of tax             (483)      270     (753) -278.9%
                                   --------  --------  ------- -------

    Net income (loss)             $  4,090  $ (6,663) $10,753   161.4%
                                   ========  ========  ======= =======

 Basic income (loss) per share    $   0.13  $  (0.27)
                                   ========  ========
 Diluted income (loss) per share  $   0.13  $  (0.27)
                                   ========  ========

Weighted average shares used for
 basic earnings (loss) per share
 data                               30,918    24,665
Effect of dilutive common stock
 options                             1,595         -
                                   --------  --------
Weighted average shares used for
 diluted earnings (loss) per share
 data                               32,513    24,665
                                   ========  ========

----------------------------------------------------

                                  September December
                                    30,       31,
                                    2005      2004
                                   --------  --------
Selected Balance Sheet Data:
    Cash and cash equivalents     $ 33,952  $ 28,454
    Restricted cash                 30,022    50,134
    Working capital deficit        (95,832)  (98,995)
    Land, buildings and equipment,
     net                           552,242   496,297
    Total assets                   858,353   749,250
    Long-term debt, including
     current portion               135,671   135,956
    Capital lease and lease
     financing obligations,
     including current portion     187,090   199,126
    Refundable portion of entrance
     fees                           83,676    79,148
    Current portion of deferred
     entrance fee income            35,848    33,800
    Long-term deferred entrance
     fee income                    122,222   111,386
    Deferred gain on sale lease-
     back transactions              90,009    98,876
    Shareholders' equity           124,796     5,701


           AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                 (in thousands, except per share data)

                                Nine months ended       Increase
                                   September 30,        (Decrease)
                                -------------------  -----------------
                                  2005      2004        $        %
                                 --------  --------  -----------------
Revenues:
  Resident and health care      $361,769  $328,150  $ 33,619     10.2%
  Management services              1,680     1,439       241     16.7%
  Reimbursed expenses              1,990     1,752       238     13.6%
                                 --------  --------  -----------------
    Total revenues               365,439   331,341    34,098     10.3%

Operating expenses:
  Community operating expenses   242,189   223,742    18,447      8.2%
  General and administrative      20,716    21,102      (386)    -1.8%
  Lease expense                   45,969    44,793     1,176      2.6%
  Depreciation and amortization 27,063 21,948 5,115 23.3% Amortization of leasehold
   acquisition costs               1,976     2,181      (205)    -9.4%
  Loss (gain) on sale of assets      477       (63)      540    857.1%
  Reimbursed expenses              1,990     1,752       238     13.6%
                                 --------  --------  -----------------
    Total operating expenses     340,380   315,455    24,925      7.9%
                                 --------  --------  -----------------

    Operating income              25,059    15,886     9,173     57.7%

Other income (expense):
  Interest expense               (11,701)  (27,033)   15,332     56.7%
  Interest income                  3,161     1,989     1,172     58.9%
  Other                              484         4       480 -12000.0%
                                 --------  --------  -----------------
    Other expense, net            (8,056)  (25,040)   16,984     67.8%
                                 --------  --------  -----------------

    Income (loss) before income
     taxes and minority
     interest                     17,003    (9,154)   26,157    285.7%

Income tax (benefit) expense     (49,866)    2,721    52,587   1932.6%
                                 --------  --------  -----------------

    Income (loss) from
     continuing operations
     before minority interest     66,869   (11,875)   78,744    663.1%

Minority interest in earnings
 of consolidated subsidiaries,
 net of tax                       (1,154)   (1,555)      401     25.8%
                                 --------  --------  -----------------

    Net income (loss)           $ 65,715  $(13,430) $ 79,145    589.3%
                                 ========  ========  =================

 Basic income (loss) per share  $   2.18  $  (0.57)
                                 ========  ========
 Diluted income (loss) per
  share                         $   2.06  $  (0.57)
                                 ========  ========

Weighted average shares used
 for basic earnings (loss) per
 share data                       30,147    23,404
Effect of dilutive common stock
 options                           1,701         -
                                 --------  --------
Weighted average shares used
 for dilutive earnings (loss)
 per share data                   31,848    23,404
                                 ========  ========

           AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
                          GAAP RECONCILIATION
                            FREE CASH FLOW
                          ($'s in thousands)

Free cash flow is presented to provide additional information concerning cash flow available to meet future debt service obligations and working capital requirements. Free cash flow should not be considered as a measure of financial performance or liquidity under U.S. generally accepted accounting principles. Free cash flow should not be considered in isolation or as alternative to financial statement data presented in the Company's consolidated financial statements as an indicator of financial performance or liquidity. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies.

The following table reconciles Free cash flow, as described above, to net income (loss) as reflected in the Company's consolidated statements of earnings.
                                        Three    Six months   Nine
                                        months      ended     months
                                        ended                 ended
                                      March 31,  June 30,   Sept. 30,
                                         2005       2005       2005

 Net income                          $   2,625  $  61,625   $  65,715
 Adjustments to reconcile net income
  to cash and cash equivalents
  provided by operating activities:
   Tax benefit from release of tax
    valuation allowance                      -    (55,697)    (55,697)
   Depreciation and amortization        10,066     19,685      29,572
   Loss on extinguishment of debt            -        794         794
   Amortization of deferred entrance
    fee revenue                         (4,064)    (8,894)    (13,418)
   Proceeds from entrance fee sales,
    net of refunds                       7,805     18,211      26,463
   Deferred income tax benefit            (765)         -           -
   Amortization of deferred gain on
    sale-leaseback transactions         (2,956)    (5,911)     (8,867)
   Amortization of deferred
    compensation                           218        412         695
   Minority interest in earnings of
    consolidated subsidiaries               71        671       1,154
   Tax benefit from exercise of
    stock options                          395        558         847
   (Gains) losses from
    unconsolidated joint ventures          (66)      (160)       (260)
   Loss (gain) on sale of assets            12        356         477

                                      ---------  ---------   ---------
 Net cash and cash equivalents
  provided by operating
  activities (before
  changes in assets and liabilities,
  exclusive of acquisitions
  and sale leaseback transactions)      13,341     31,650      47,475

   Proceeds from refundable entrance
    fee sales, net of refunds           (1,521)    (2,737)     (4,611)
   Adjustments for lease escalators
    and other accruals                   1,004      2,220       3,502
   Additions to land, building and
    equipment                          (19,629)   (27,533)    (44,303)
     Plus:  Development expenditures
      (funded separately)                  693      2,266       5,929
   Distributions to minority
    interest holders                      (984)    (2,378)     (3,222)
   Principal reductions in master
    trust liability                       (285)      (553)       (817)
   Other adjustments for
    transactions / refinancings         15,015     15,764      24,319
                                      ---------  ---------   ---------

 Free cash flow                          7,634     18,699      28,272

   Principal payments on long-term
    debt                                (4,897)    (9,869)    (14,527)

                                      ---------  ---------   ---------
 Free cash flow after principal
  payments                           $   2,737  $   8,830   $  13,745
                                      =========  =========   =========


                                         Quarter Ended
                                     --------------------------------
                                      March 31,  June 30,   Sept. 30,
                                       2005       2005       2005

 Net income                          $   2,625  $  59,000       4,090
 Adjustments to reconcile net income
  to cash and cash equivalents
  provided by operating activities:
   Tax benefit from release of tax
    valuation allowance                      -    (55,697)          -
   Depreciation and amortization        10,066      9,619       9,887
   Loss on extinguishment of debt            -        794           -
   Amortization of deferred entrance
    fee revenue                         (4,064)    (4,830)     (4,524)
   Proceeds from entrance fee sales,
    net of refunds                       7,805     10,406       8,252
   Deferred income tax benefit            (765)       765           -
   Amortization of deferred gain on
    sale-leaseback transactions         (2,956)    (2,955)     (2,956)
   Amortization of deferred
    compensation                           218        194         283
   Minority interest in earnings of
    consolidated subsidiaries               71        600         483
   Tax benefit from exercise of
    stock options                          395        163         289
   (Gains) losses from
    unconsolidated joint ventures          (66)       (94)       (100)
   Loss (gain) on sale of assets            12        344         121

                                      ---------  ---------   ---------
 Net cash and cash equivalents
  provided by operating activities
  (before changes in assets and
  liabilities, exclusive of
  acquisitions and sale leaseback
  transactions)                         13,341     18,309      15,825

   Proceeds from refundable entrance
    fee sales, net of refunds           (1,521)    (1,216)     (1,874)
   Adjustments for lease escalators
    and other accruals                   1,004      1,216       1,282
   Additions to land, building and
    equipment                          (19,629)    (7,904)    (16,770)
     Plus:  Development expenditures
      (funded separately)                  693      1,573       3,663
   Distributions to minority
    interest holders                      (984)    (1,394)       (844)
   Principal reductions in master
    trust liability                       (285)      (268)       (264)
   Other adjustments for
    transactions / refinancings         15,015        749       8,555
                                      ---------  ---------   ---------

 Free cash flow                          7,634     11,065       9,573

   Principal payments on long-term
    debt                                (4,897)    (4,972)     (4,658)

                                      ---------  ---------   ---------
 Free cash flow after principal
  payments                           $   2,737  $   6,093   $   4,915
                                      =========  =========   =========



    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412